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                                                                   Exhibit 10.65

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                               6527 Main Street
                              Trumbull, CT  06611

                                                           June 1, 1994

Mercury Asset Management plc
as Agent for certain of its Managed Accounts
33 King William Street
London, England EC4 R9AS

                  Re:      Purchase of Common Stock of Informa-
                           tion Management Associates, Inc.
                           ------------------------------------

Gentlemen:

                  As an additional inducement in connection with your purchase on behalf of certain managed accounts (the "Managed Accounts") of an aggregate of 117,778 shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of Information Management Associates, Inc. (the "Company") pursuant to a Stock Purchase Agreement, dated as of June 1, 1994, with Gary R. Martino, Mr. Andrei Poludnewycz, Mr. Paul J. Schmidt, and Mr. Albert R. Subbloie, Jr., individually a "Principal Shareholder", and, collectively, (the "Principal Shareholders"), the Principal Shareholders agree with you as follows:/1/

                  1.   Principal Shareholders' Common Stock. Each Principal
                       ------------------------------------
Shareholder severally represents that he owns the number of shares of Common Stock set forth opposite his name on Exhibit A hereto.

                  2.   Take-Along Rights. (a) Promptly after any one or more
                       -----------------
Principal Shareholder (the "Selling Shareholder") determines to offer for sale or otherwise dispose of (a "sale"), all or any portion of the Common


----------------
/1/Capitalized terms not defined herein shall, unless otherwise indicated, have the meaning assigned to them in the Stock Purchase Agreement.
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Stock of the Company owned by such Selling Shareholder to any Person other than an Affiliate (as defined in section 3 of this Agreement) of such Selling Shareholder (a "Third Party Purchaser"), and if as a consequence of such sale the Principal Shareholders as a group would in the aggregate own fewer than 80% of the aggregate number of shares of Common Stock indicated on Exhibit A, then the Selling Shareholder shall give written notice (a "Take-Along Notice") to you at your address for notices contained in the Stock Purchase Agreement, specifying the name of the Third Party Purchaser, the number of shares of Common Stock intended to be sold, the purchase price and all other relevant terms and conditions of such sale. You shall have the option (the "Take-Along Option") to sell up to such number of shares of Common Stock determined in accordance with paragraph (b) of this section (the "Other Included Shares"), at the same price and on the same terms received by the Selling Shareholder. The Take-Along Option shall be exercised by you by delivering a written notice to the Selling Shareholder (an "Exercise Notice"), within five Business Days of the delivery of the Take-Along Notice, indicating your election to exercise the Take-Along Option and specifying the number of shares of Common Stock to be included. A Take-Along Notice or Exercise Notice shall be deemed delivered for purposes of this Agreement (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the recipient's telex or telecopy number and appropriate answer back or acknowledgment of receipt is received or (ii) if given by mail, 72 hours after such notice is deposited in the U.S. mail, return receipt requested. Failure by you to deliver an Exercise Notice to the Selling Shareholder within such five Business Day period shall be deemed an election by you not to exercise the Take-Along Option with respect to such Take-Along Notice. The delivery of an Exercise Notice to the Selling Shareholder shall constitute a binding agreement by you to sell up to the number of shares of Common Stock specified in such Exercise Notice at the price and on the terms stated in the Take-Along Notice, unless such Exercise Notice is revoked by a written instrument delivered in the manner specified above to the Selling Shareholder at least 24 hours prior to the time that the Selling Shareholder enters into a legally binding commitment to sell such shares of Common Stock. The Selling Shareholder shall not sell shares of Common Stock to a Third Party Purchaser unless all Other Included Shares, if any


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have been elected pursuant to this Agreement, are included in such sale in accordance with this section.

                  (b) You shall have the right to sell pursuant to each Take-Along Option described in paragraph (a) of this section up to the number of shares of Common Stock determined by the formula below:

                                        X
                               A  =  _______  x Z

                                       X+Y

where, on the date you exercise the Take-Along Option, A equals the number of shares of Common Stock you may include in such sale, X equals the number of shares of Common Stock then owned beneficially by the Managed Accounts, Y equals the total number of shares of Common Stock then owned by the Principal Shareholders on a fully diluted basis, and Z equals the number of shares of Common Stock which the Selling Shareholder proposes to sell to a Third Party Purchaser; provided, however, that the formula shall only include shares to be
           --------  -------
sold after the Principal Shareholders have sold 20% of the aggregate number of shares of Common Stock indicated on Exhibit A.

                  (c) If and to the extent that at the end of 30 days following the date on which a Take-along Notice was given pursuant to paragraph (a) of this section, the Selling Shareholder has not completed the sale of the number of shares of Common Stock proposed to be sold as set forth in such Take-Along Notice, the Take-Along Option with respect thereto and the Selling Shareholder's right to sell such shares of Common Stock shall cease until such time as a subsequent Take-Along Notice is delivered to you in accordance with paragraph
(a) of this section. Notwithstanding anything to the contrary contained herein, the Selling Shareholder shall have not obligation to you to consummate any sale as to which he gives a Take-Along Notice.

                  (d) The Selling Shareholder and you shall each pay a pro rata
                                                                       --- ----
share, based on the number of shares of Common Stock sold, of fees, expenses and commissions charged by any broker or agent executing the sale of shares of Common Stock pursuant to a Take-Along Option described in paragraph (a) of this section.


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                  (e) If you (i) fail to deliver good and marketable title to any or all of the Other Included Shares or (ii) fail to pay any fees, costs or expenses required to be paid pursuant to this Agreement, you shall hold harmless and indemnify the Selling Shareholder against all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or in connection with any such failure.

                  (f) The failure by you to exercise a Take-Along Option in connection with any particular sale shall not affect your right to exercise a Take-Along Option with respect to any subsequent sale.

                  (g) Any sale of shares of Common Stock by any Principal Shareholder to any Affiliate of such Principal Shareholder shall be null and void unless and until such Affiliate agrees in writing to be bound by the obligations of his transferor hereunder and the restrictions on transfer set forth herein with respect to the shares of Common Stock so to be acquired.

                  3.   Definitions.  (a) An "Affiliate" shall mean (i) in any
                       -----------
case, any Person who, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, another Person, and (ii) in the case of an individual, his spouse, his issue, his estate, and any trust entirely for the benefit of his spouse and/or issue.

                  (b) "Control" shall mean the possession, directly or indirectly, of beneficial ownership of a Person sufficient to direct or cause the direction of the management or policies of such Person; "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

                  (c) "Person" shall mean an individual, a corporation, a trust, an unincorporated organization, an association or any other entity or a government or any department or agency thereof.

                  4.   Termination.  All provisions of this Agreement shall
                       -----------
terminate upon the earliest to occur of (i) the date on which Managed Accounts cease to own any Shares and (ii) that date on which an Initial Public Offering occurs. This Agreement shall in any event


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terminate ten years from the date hereof unless extended in compliance with the laws of the State of Connecticut.

                  5.   Miscellaneous Provisions.
                       ------------------------

                  5.1. Amendment. This Agreement may be altered or amended only
                       ---------
with the written consent of all of the parties hereto.

                  5.2. Specific Performance. The parties recognize that the
                       --------------------
obligations imposed on them in section 2 of this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement of section 2 of this Agreement, without proving damages.

                  5.3. Assignment. Except as otherwise expressly provided
                       ----------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto, provided however, that the rights stated in section 2 of this Agreement may be assigned or otherwise transferred only to an Affiliate. The other rights provided to you by this Agreement are transferable with the Notes, Warrants and Registrable Securities.

                  5.4. Shares Subject to this Agreement. All shares of Common
                       --------------------------------
Stock of the Company now owned or hereafter acquired by any of the Principal Shareholders shall be subject to the terms of this Agreement.

                  5.5. Legend. Certificates evidencing shares of capital stock
                       ------
shall bear such legends as the Company shall reasonably deem necessary to protect the rights of the parties hereunder.

                  5.6. Counterparts. This Agreement may be executed in two or
                       ------------
more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.


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                  5.7. Section Headings. Headings contained in this Agreement
                       ----------------
are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

                  5.8. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE
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INTERNAL LAWS OF THE STATE OF CONNECTICUT.

                  5.9. Entire Agreement. This Agreement contains the entire
                       ----------------
understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   By: /s/Gary R. Martino
                                      ----------------------------
                                        Gary R. Martino

                                   By: /s/Andrei Poludnewycz
                                      ----------------------------
                                        Andrei Poludnewycz

                                   By: /s/Paul J. Schmidt
                                      ----------------------------
                                        Paul J. Schmidt

                                   By: /s/Albert R. Subbloie, Jr.
                                      ----------------------------
                                        Albert R. Subbloie, Jr.


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                  The foregoing Agreement is
                  hereby accepted and agreed
                  to as of the date hereof.

                  MERCURY ASSET MANAGEMENT PLC
                  as Agent for Certain of its
                  Managed Accounts

                  By: /s/ [SIGNATURE APPEARS HERE]
                     -----------------------------
                           Name:  N. T. Turner
                           Title:  Assistant Director


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